EXHIBIT 10.1

STORE CAPITAL CORPORATION
2015 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is effective [          ], 2015 (the “Grant Date”) by and between Store Capital Corporation, a Maryland corporation (the “Company”) and [          ] (the “Participant”).

Section 1.  General.   This Agreement and the Restricted Shares granted hereunder are subject in all respects to the terms and conditions of the Store Capital Corporation 2015 Omnibus Equity Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

Section 2.  Grant of Restricted Shares.  The Company hereby awards to the Participant, as of the Grant Date, [          ] Restricted Shares (the “Restricted Shares”).  The Restricted Shares have been granted pursuant to the Plan and are subject to the terms and conditions of the Plan and this Agreement.

Section 3.  Vesting.  The Restricted Shares will vest as to 25% of the grant on February 15 of each year, with the first vesting date being February 15, 2016 (each such date, a “Vesting Date”),  subject to acceleration and forfeiture as described herein.

Section 4.  Taxes; Issuance of Shares.

(a)Generally.   At the time of vesting, the Participant will be taxed on the fair market value of the vested Restricted Shares unless an 83(b) election, as described below, is filed.  The Participant acknowledges and accepts that the award of Restricted Shares hereunder may result in application of other taxes, and that he or she should seek tax advice regarding this award and any Shares issuable hereunder.

(b)Section 83(b) Election.  The Participant may make an election under Section 83(b) of the Internal Revenue Code (the “Code”) to include in his or her gross income in the year of this Agreement the amount specified in Section 83(b) of the Code.  If such an election is made, the Participant must notify the Company in writing within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.  Subject to the Participant’s obligation to remit an amount sufficient to satisfy all withholding taxes if he or she makes an election under Section 83(b) of the Code, the Participant hereby acknowledges and agrees that he or she is responsible for determining his or her tax obligations as a result of the transactions contemplated by this Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS

THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

(c)Issuance of Shares and Taxes.  The Restricted Shares will be issued and held in electronic form in an account by the Company’s  stock transfer agent or other designee, subject to the restrictions herein, until such time as the Restricted Shares vest or are forfeited.  Upon the vesting of such Restricted Shares and the satisfaction of the other terms and conditions of this Agreement, the Company will issue unrestricted Shares to the Participant.  The Company shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the vested Restricted Shares.   The Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or Shares may be withheld from the Shares otherwise deliverable to satisfy the obligation in full or in part.  If Shares are withheld, such Shares shall have a Fair Market Value equal to the minimum statutorily required withholding obligation (reduced by the amount of any taxes paid in cash), with such number of withheld Shares rounded up to the nearest whole number of Shares as necessary to avoid fractional Shares and with any excess amount refunded in cash to the Participant.

Section 5.  Non‑Transferability of Restricted Shares.  Until the date the Restricted Shares become vested, the Participant may not assign or otherwise transfer the Restricted Shares except as provided in the Plan.  Once the Restricted Shares vest,  the Participant may not be able to immediately sell the resulting Shares, however such restriction shall not relieve the Participant of the obligation to pay any required taxes at the time of vesting.

Section 6.  Termination.  Subject to terms, as in effect from time to time, specified in an employment, severance or change in control agreement between the Participant and the Company and its Affiliates, to the extent more favorable to the Participant than this Section 6,  if  the Participant’s employment with the Company or an Affiliate terminates for any reason prior to the Vesting Date, the Restricted Shares to the extent then unvested shall be forfeited; provided,  however, the Administrator may provide for the lapse of restrictions and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.  Notwithstanding the foregoing, upon a termination of employment in connection with a Change in Control, the Restricted Shares shall be subject to Section 7 hereof.

Section 7.  Change in Control.  Subject to terms, as in effect from time to time, specified in an employment, severance or change in control agreement between the Participant and the Company and its Affiliates, to the extent more favorable to the Participant than this Section 7, in the event of a Change in Control, the Restricted Shares shall be treated in accordance with Section 13 of the Plan.

Section 8.  Miscellaneous Provisions.

(a)Continued Employment.  Neither this Agreement nor the Restricted Shares granted hereby shall confer upon the Participant any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of the Participant at any time.

(b)Change in Capitalization.  In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in the kind, number and purchase price of Shares or other securities subject to outstanding Restricted Shares granted hereunder;  provided,  however, that any fractional Shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.  Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Restricted Shares granted hereunder in exchange for payment in cash or other property in an amount equal to the aggregate Fair Market Value of the Common Stock covered by such award.  Further, without limiting the generality of the foregoing, with respect to Restricted Shares subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.  The Administrator’s determinations pursuant to this Section 8(b) shall be final, binding and conclusive.

(c)Plan; Entire Agreement; Amendments.  The Plan is incorporated herein by reference.  Except as otherwise explicitly set forth herein, this Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  Subject to the express provisions of the Plan, the Administrator shall have discretionary authority to interpret and make all determinations relating to the Plan and this Agreement and any such interpretation or determination shall be binding on all parties. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect.  All action by the Administrator under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

(d)Notices.   Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier.  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address most recently provided by the Participant to the Company.

(e)Choice of Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles of conflicts of law of such state.

(f)Successors.    This Agreement is personal to the Participant and, except as otherwise provided above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company.  This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal

representatives.    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assignees, subject to the terms of the Plan.

(g)Severability.   If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

(h)Headings.  The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(i)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

This Agreement is executed by the Company and the Participant as of the date and year first written above.

STORE CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

PARTICIPANT

Signature of Recipient

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